EXHIBIT 10.41

EXECUTION VERSION

AMENDMENT NO. 1 to
SECOND AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT

This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT (this “Amendment”), dated as of September 27, 2017, is entered into by and among Greif Receivables Funding LLC, a Delaware limited liability company, as seller (the “SPV”), Greif Packaging LLC (“GP”), a Delaware limited liability company, Delta Petroleum Company, Inc., a Louisiana corporation, and American Flange & Manufacturing Co., Inc., a Delaware corporation, as originators (each, an “Originator” and collectively, the “Originators”), GP, as servicer (in such capacity, the “Servicer”), The Bank of Tokyo-Mitsubishi UFJ Ltd., as a Committed Investor, a Managing Agent and an Administrator, and Coöperatieve Rabobank U.A., New York Branch (“Rabobank”), as a Committed Investor, a Managing Agent, an Administrator and the Agent.

RECITALS

WHEREAS, the SPV, the Servicer, the Originators and Rabobank have entered into that certain Second Amended and Restated Transfer and Administration Agreement dated as of September 28, 2016 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “TAA”); and

herein;

WHEREAS, the parties hereto wish to make certain amendments to the TAA as set forth

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the TAA, the parties hereto agree as follows:

SECTION 1. Definitions. All capitalized terms used but not defined herein have the meanings provided in the TAA.

SECTION 2. Amendments to the TAA. The TAA is hereby amended as follows:

2.1. Section 1.1 of the TAA is hereby amended as follows:

(a) The definition of “Commitment Termination Date” in Section 1.1 of the
TAA is hereby amended and restated in its entirety to read as follows:

““Commitment Termination Date” means the earlier to occur of September 26,
2018, or such later date to which the Commitment Termination Date may be extended by the SPV, the Agent and the Committed Investors (each in their sole discretion).”.

(b) The definition of “Concentration Percentage” in Section 1.1 of the TAA is hereby amended and restated in its entirety to read as follows:

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“Concentration Percentage” means (i) for any Group A Obligor that is not a Special Obligor, 10.00%, (ii) for any Group B Obligor that is not a Special Obligor, 10.00%, (iii) for any Group C Obligor that is not a Special Obligor,
6.00%, (iv) for any Group D Obligor that is not a Special Obligor, 2.00%, and (v) for any Special Obligor, such Special Obligor’s Special Concentration Percentage.”.

(c) The definition of “Concentration Reserve” in Section 1.1 of the TAA is hereby amended and restated in its entirety to read as follows:

““Concentration Reserve” means, at any time, the ratio (expressed as a percentage) computed by dividing (a) the largest of: (i) the difference of (A) the sum of the Unpaid Balances of Eligible Receivables of the four (4) largest Group D Obligors (including any Special Obligor that is a Group D Obligor) minus (B) the amount (if any) by which (I) the Unpaid Balance of Eligible Receivables of each such Group D Obligor exceeds an amount equal to (II) the sum of (x) the Concentration Percentages for such Group D Obligors, multiplied by the Unpaid Balance of all Eligible Receivables plus, (ii) the difference of (A) the sum of the Unpaid Balances of Eligible Receivables of the two (2) largest Group C Obligors (including any Special Obligor that is a Group C Obligor) minus (B) amount (if any) by which (I) the Unpaid Balance of Eligible Receivables of each such Group C Obligor exceeds an amount equal to (II) the Concentration Percentages for such Group C Obligors, multiplied by the Unpaid Balance of all Eligible Receivables, (iii) the difference of (A) the Unpaid Balances of Eligible Receivables of the largest Group B Obligor (including any Special Obligor that is a Group B Obligor) minus (B) amount (if any) by which (I) the Unpaid Balance of Eligible Receivables of such Group B Obligor exceeds an amount equal to (II) the Concentration Percentage for such Group B Obligor, multiplied by the Unpaid Balance of all Eligible Receivables, by (b) the Aggregate Unpaid Balance at such time.”.

(d) The definition of “Fee Letter” in Section 1.1 of the TAA is hereby amended and restated in its entirety to read as follows:

““Fee Letter” means, as applicable, (i) the confidential letter agreement among the SPV, the Agent and the Managing Agent for each Investor Group and (ii) each confidential letter agreement entered into by the SPV, the Agent and any Managing Agent for an Investor Group that becomes a party to this Agreement on or after the Closing Date.”

(e) The following definition of “First Amendment Effective Date” is added to
Section 1.1 of the TAA in its appropriate alphabetical sequence:

““First Amendment Effective Date” means September 27, 2017.”

(f) The definition of “Majority Investors” in Section 1.1 of the TAA is hereby amended and restated in its entirety to read as follows:

““Majority Investors” means, (i) at any time there are two or fewer Committed Investors, all Committed Investors, and (ii) at any time there are three or more Committed Investors, those Committed Investors that hold Commitments aggregating in excess of fifty percent (50%) of the Facility Limit as of such date (or, if the Commitments shall have been terminated, the Investors whose aggregate pro rata shares of the Net Investment exceed fifty percent (50%) of the Net Investment).”.

(g) The following definition of “Special Concentration Percentage” is added to Section 1.1 of the TAA in its appropriate alphabetical sequence:

““Special Concentration Percentage” means, for any Special Obligor, the “Special Concentration Percentage” assigned to such Special Obligor and agreed to in writing by the agent, the Majority Investors and the SPV substantially in the form of Exhibit G hereto. As of September 27, 2017, the Special Concentration Percentage of King Paper Limited Corporation is 4.00%”.

(h) The following definition of “Special Obligor” is added to Section 1.1 of the TAA in its appropriate alphabetical sequence:

““Special Obligor” means King Paper Limited Corporation and any other Obligor designated as a “Special Obligor” by the Agent and the SPV pursuant to a written notice substantially in the form of Exhibit G hereto; provided that the Agent and the Majority Investors may revoke the designation of any Obligor as a Special Obligor at any time upon two (2) Business Days’ prior written notice to the SPV.”.

(i) Section 2.2(a) of the TAA is hereby amended and restated in its entirety as follows:

“(a) Investments. On the Closing Date, and thereafter from time to time prior to the Termination Date, on request of the SPV in accordance with Section 2.3, each Managing Agent (on behalf of the applicable Investors as determined pursuant to Section 2.3) shall pay to the Agent, and the Agent shall pay to the SPV, the applicable Investor Group Percentage of an amount equal in each instance to the lesser of (i) the amount requested by the SPV under Section 2.3(a), and (ii) the largest amount that will not cause (A) the Net Investment to exceed the Maximum Net Investment and (B) the sum of the Net Investment and Required Reserves to exceed the Net Pool Balance. Each such payment is herein called an “Investment”.”

(j) Section 2.3(d) of the TAA is hereby amended and restated in its entirety as follows:

“(d) Payment of Investment. On any Investment Date, each Uncommitted Investor or each Committed Investor, as the case may be, shall remit its share of the aggregate amount of such Investment (determined pursuant to Section 2.2(a))

to the account of the Managing Agent specified therefor from time to time by the Managing Agent by notice to such Persons by wire transfer of same day funds. Following the Managing Agent’s receipt of funds from the Investors as aforesaid, the Managing Agent shall remit such funds received to the Agent, and the Agent shall remit such funds to the SPV’s account at the location indicated in the Notice Letter Agreement, by wire transfer of same day funds.”

(k) The first sentence of Section 2.3(e) is hereby amended and restated in its entirety as follows:

“Unless a Managing Agent shall have received notice from any Investor in its Investor Group that such Person will not make its share of any Investment available on the applicable Investment Date therefor, a Managing Agent may (but shall have no obligation to) make any such Investor’s share of any such Investment available to the Agent in anticipation of the receipt by the Managing Agent of such amount from the applicable Investor.”

(l) Section 2.5(a) of the TAA is hereby amended and restated in its entirety as follows:

“(a) to the Agent, and to the Agent for the benefit of each Managing Agent, all fees hereunder and under each Fee Letter, all amounts payable pursuant to Article IX, if any, and the Servicing Fees, if required pursuant to Section 2.12(b); and”

(m) Section 2.7 of the TAA is hereby amended and restated in its entirety as follows:

“SECTION 2.7 Payments and Computations, Etc. All amounts to be paid or deposited by the SPV or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon on the day when due in immediately available funds; if such amounts are payable to the Agent (whether on behalf of any Managing Agent, Investor or otherwise) they shall be paid or deposited in the account indicated under the heading “Payment Information” in Section 11.3, until otherwise notified by the Agent. The Agent shall pay all amounts payable to each Managing Agent at the direction of such Managing Agent. The SPV shall, to the extent permitted by Law, pay to the Agent, or to the Agent for the benefit of the Investors, as applicable, upon demand, interest on all amounts not paid or deposited when due hereunder (subject to any applicable grace period) at the Default Rate. All computations of per annum fees hereunder shall be made on the basis of a year of 365 (or in the case of a leap year, 366) days for the actual number of days (including the first but excluding the last day) elapsed. Any computations made by the Agent of amounts payable by the SPV hereunder shall be binding upon the SPV absent manifest error.”

(n) Section 2.12(a)(i) of the TAA is hereby amended and restated in its entirety as follows:

“(i) hold in trust for the benefit of the Agent (on behalf of each Managing Agent and such Managing Agents’ Investor Groups) an amount equal to the aggregate of the Yield (which, in the case of Yield computed by reference to the CP Rate, shall be determined for such purpose using the CP Rate most recently determined by the applicable Administrator, multiplied by the Fluctuation Factor) and the Program Fee, in each case for the related Rate Period accrued through such day for all Portions of Investment, the Facility Fee and the Servicing Fee accrued through such day, and any other Aggregate Unpaids (other than Net Investment not then due and owing) accrued through such day and not previously held in trust (and which are then due);”

(o) Section 2.12(a)(ii) of the TAA is hereby amended and restated in its entirety as follows:

“(ii) hold in trust for the benefit of the Agent (on behalf of each Managing Agent and such Managing Agents’ Investor Groups) an amount equal to the excess, if any, of:

(A) the greatest of:

(1) if the SPV shall have elected to reduce the Net Investment under Section 2.13, the amount of the proposed reduction,

(2) the amount, if any, by which the sum of the Net Investment and Required Reserves shall exceed the Net Pool Balance, together with the amount, if any, by which the Net Investment shall exceed the Maximum Net Investment, and

(3) if such day is on or after the Termination Date, the Net
Investment; over

(B) the aggregate of the amounts theretofore set aside and then so held for the benefit of the Agent (on behalf of each Managing Agent and such Managing Agents’ Investor Groups) pursuant to this clause (ii); and”

(p) Section 2.12(c)(i) of the TAA is hereby amended and restated in its entirety as follows:

“(i) to the Agent, for the benefit of each Managing Agent, pro rata based on the amount of accrued and unpaid Yield owing to such Managing Agent’s Investor Group, in payment of the accrued and unpaid Yield and Program Fee on all Portions of Investment and for the related Rate Period and the Facility Fee then due and owing;”

(q) Section 2.12(c)(iii) of the TAA is hereby amended and restated in its entirety as follows:

“(iii) to the Agent, for the benefit of each Managing Agent, (A) prior to the Termination Date, pro rata based upon the Net Investment attributable to such Managing Agent’s Investor Group in reduction of the outstanding Net Investment, an amount equal to the sum of (x) the positive difference (if any) of (I) the sum of the Net Investment plus the Required Reserves minus (II) the Net Pool Balance and (y) the amount of any optional reduction of the Net Investment specified by the SPV in accordance with Section 2.13, and (B) on or after the Termination Date, pro rata based upon the Net Investment attributable to such Managing Agent’s Investor Group in reduction of the outstanding Net Investment, an amount equal to the outstanding Net Investment;”

(r) Section 2.12(c)(iv) of the TAA is hereby amended and restated in its entirety as follows:

“(iv) to the Agent, and to the Agent for the benefit of each other Secured Party as such Secured Party may be entitled to such payment, pro rata based on the amounts due and owing to each of them, in payment of any other Aggregate Unpaids (other than Net Investment not then due and owing) then due and owing by the SPV hereunder to such Person (including, without limitation, any amounts owed pursuant to Section 9.3 hereof) (in each case, without duplication);”

(s) Section 3.1(d) of the TAA is hereby amended and restated in its entirety as follows:

“(d) Payments to Agent’s Account. After any assignment in whole by a Conduit Investor to the Committed Investors in its Investor Group pursuant to this Section 3.1 at any time on or after the related Conduit Investment Termination Date, all payments to be made hereunder by the SPV or the Servicer to such Conduit Investor shall be made to the Agent’s account, for the benefit of the Managing Agent of such Conduit Investor, as such account shall have been notified to the SPV and the Servicer.”

2.2. Annex A hereto is hereby added to the TAA as Exhibit G in appropriate alphabetical sequence:

SECTION 3. Conditions Precedent. This Amendment shall become effective upon the satisfaction of the following: (i) receipt by the Agent of a counterpart (or counterparts) of this Amendment, duly executed by each of the parties hereto or other evidence satisfactory to the Agent of execution and delivery by such parties (ii) receipt by the Agent of a counterpart (or counterparts) of the Second Amended and Restated Fee Letter, dated as of September 27, 2017, by and among the SPV, Cooperatieve Rabobank U.A., New York Branch, and The Bank of Tokyo-Mitsubishi UFJ Ltd., (iii) receipt by the Agent of reliance letters by Vorys, Sater, Seymour and Pease LLP, addressed to The Bank of Tokyo-Mitsubishi UFJ Ltd., with respect to (x) the Bankruptcy Bring Down Opinion as to Certain Bankruptcy Matters, dated as of

September 28, 2016 and (y) the Legal Opinion on UCC and Enforceability Matters, dated as of September 28, 2016, and (iv) payment to the Agent, for the benefit of the Managing Agent of each Investor Group, on behalf of the Investors in such Investor Group, of an extension fee in an amount equal to the product of (A) 0.05% and (B) the Commitment of the Committed Investors in such Managing Agent’s Investor Group.

SECTION 4. Miscellaneous.

4.1. Representations and Warranties. (i) Each of the SPV, each Originator and the Servicer hereby represents and warrants that this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, (ii) the SPV hereby represents and warrants that upon the effectiveness of this Amendment, no Termination Event or Potential Termination Event shall exist and (iii) each of the SPV, the Originators and the Servicer hereby represents and warrants that the representations and warranties of such Person set forth in the TAA and any other Transaction Document are true and correct in all material respects (except those representations and warranties qualified by materiality or by reference to a material adverse effect, which are true and correct in all respects) as of the date hereof as though made on and as of such day (unless such representations and warranties specifically refer to a previous day, in which case, they shall be complete and correct in all material respects (or, with respect to such representations or warranties qualified by materiality or by reference to a material adverse effect, complete and correct in all respects) on and as of such previous day).

4.2. References to TAA. Upon the effectiveness of this Amendment, each reference in the TAA to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the TAA as amended hereby, and each reference to the TAA in any other document, instrument or agreement executed and/or delivered in connection with the TAA shall mean and be a reference to the TAA as amended hereby.

4.3. Effect on TAA. Except as specifically amended above, the TAA and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.4. No Waiver. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Agent or any Investor under the TAA or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

4.5. Governing Law. This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

4.6. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
4.7. Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

4.8. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Facsimile or other electronic signature pages shall be as effective as originals.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GREIF RECEIVABLES FUNDING LLC
By: /s/ Gary Martz
Name: Gary Martz
Title: Secretary

GREIF PACKAGING LLC,
Individually, as an Originator and as the Servicer
By: /s/ Gary Martz
Name: Gary Martz
Title: Secretary

DELTA PETROLEUM COMPANY, INC.,
as an Originator
By: /s/ Gary Martz
Name: Gary Martz
Title: Secretary

AMERICAN FLANGE & MANUFACTURING CO., INC.,
as an Originator
By: /s/ Gary Martz
Name: Gary Martz
Title: Secretary

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

COOPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as a Committed Investor for the Rabobank Investor Group, a Managing Agent, an Administrator and the Agent

By: /s/ Thomas McNamara
Name: Thomas McNamara
Title: Vice President

By: /s/ Christopher Lew
Name: Christopher Lew
Title: Executive Director

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THE BANK OF TOKYO-MITSUBISHI UFJ LTD.,
As a Committed Investor, a Managing Agent and an Administrator

By: /s/ Eric Williams
Name: Eric Williams
Title: Managing Director

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ANNEX A

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EXHIBIT G

FORM OF SPECIAL OBLIGOR APPROVAL NOTICE

Cooperatieve Rabobank U.A., New York Branch, as Agent
245 Park Avenue, 37th Floor
New York, New York 10167

[Insert Date]

[Address]

GREIF RECEIVABLES FUNDING LLC [Address]

Re: Approval of Special Obligor

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Transfer and Administration Agreement, dated as of September 28, 2016, as amended (the “TAA”), by and among Greif Receivables Funding LLC (the “SPV”), Greif Packaging LLC (“GP”), as Servicer, GP, Delta Petroleum Company, Inc., and American Flange & Manufacturing Co., Inc., as Originators, Cooperative Rabobank U.A., New York Branch, as a Committed Investor, a Managing Agent, an Administrator and Agent and the various Investor Groups, Managing Agents and Administrators from time to time parties thereto. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the TAA.

The Agent and the SPV hereby designate [name of party] as a Special Obligor (the “Special Obligor”) with a “Special Concentration Percentage” equal to %. It is understood and agreed that the Agent and the Majority Investors may revoke such designation at any time upon two (2) Business Days’ prior written notice to the SPV.

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Very truly yours,

COOPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as Agent

By:      Name:      Title:

[[MAJORITY INVESTOR],
as a Majority Investor

By:      Name:      Title: ]

Consented to and Acknowledged by:

GREIF RECEIVABLES FUNDING LLC, as the SPV

By:      Name:
Title:

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